Exhibit A


                          CSW Energy, Inc.
                            Balance Sheet
                          December 31, 1999
                             (Unaudited)
                              ($000's)


Assets

Current Assets
   Cash and cash equivalents                                   $7,057
   Accounts receivable                                         13,471
   Prepaid expenses                                             6,943
                                                             ---------

           Total current assets                                27,471


Investments In and Advances to Energy Projects                135,295

Notes Receivable - Affiliate                                    8,624

Other Assets
  Construction in progress and project development costs       19,317
  Property, Plant, and Equipment, net                         251,426
  Other - net                                                   5,862
                                                             ---------

           Total other assets                                 276,605
                                                             ---------

              Total assets                                   $447,995
                                                             =========


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                           $19,369
   Accrued liabilities and other                                7,757
                                                             ---------

           Total current liabilities                           27,126

Long Term Debt                                                199,928

Deferred Income Taxes                                          46,958

Other                                                          12,935
                                                             ---------

           Total liabilities                                  286,947


Minority Interest                                                  66

Shareholder's Equity
   Common stock                                                     1
   Additional paid-in-capital                                 108,139
   Accumulated retained earnings                               52,842
                                                             ---------

           Total shareholder's equity                         160,982
                                                             ---------

              Total liabilities and shareholder's equity     $447,995
                                                             =========